As filed with the Securities and Exchange Commission on February 7, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREEN PLAINS RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Iowa	84-1652107
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

450 Regency Parkway, Suite 400, Omaha, NE 68114	(402) 884-8700
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

2009 Equity Incentive Plan

(Full title of the plan)

Todd A. Becker

President and Chief Executive Officer

Green Plains Renewable Energy, Inc.

450 Regency Parkway, Suite 400

Omaha, Nebraska 68114

(402) 884-8700

(Name, address and telephone number of agent for service)

Copy to:

Michelle S. Mapes, Esq.

Executive Vice President – General Counsel & Corporate Secretary

Green Plains Renewable Energy, Inc.

450 Regency Parkway, Suite 400

Omaha, Nebraska 68114

(402) 884-8700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.001 per share	500,000	$22.11	$11,055,000	$1,423.89

(1)	This registration statement shall also be deemed to register any additional shares of common stock that may be issued pursuant to any anti-dilution provisions of the plan as the result of any stock split, stock dividend or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The maximum offering price per share is based on the average of the high and low prices of the Company’s Common Stock as listed on the Nasdaq Stock Market on February 3, 2014.

INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENT

Green Plains Renewable Energy, Inc. (the “Company”) previously registered 2,500,000 shares of common stock, par value $0.001 per share (the “Common Stock”), for issuance under the Company’s 2009 Equity Incentive Plan (the “2009 Plan”). The registration of such shares was affected on Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on May 7, 2009, bearing file number 333-159049, and on May 13, 2011, bearing file number 333-174219, (collectively, the “Prior Registration Statements”). On March 27, 2013, the Company’s Board of Directors adopted an amendment to the Company’s 2009 Equity Incentive Plan, which included the registration of an additional 500,000 shares of the Company’s Common Stock thus increasing the shares under the 2009 Plan from 2,500,000 shares to 3,000,000 shares (the “Amendment”). The Company’s shareholders approved the Amendment on May 8, 2013. This Registration Statement is being filed to register the additional 500,000 shares of Common Stock underlying the Company’s 2009 Plan, which are of the same class as those for which the Prior Registration Statements are effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are incorporated by reference in this registration statement:

1.	Annual Report on Form 10-K, as amended, for the year ended December 31, 2012.

2.	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2012, except for information furnished under Current Reports on Form 8-K, which are not deemed filed and not incorporated herein by reference.

3.	The description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on December 16, 2005, including any amendment or report filed with the Commission for the purpose of updating this description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Number	Description

5.1	Opinion of Husch Blackwell LLP

23.1	Consent of Husch Blackwell LLP (contained in Exhibit 5.1 hereto)

23.2	Consent of KPMG LLP

24.1	Power of Attorney (contained in the signature page hereto)

99.1	Amendment No. 2 to the 2009 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on February 7, 2014.

GREEN PLAINS RENEWABLE ENERGY, INC.

By:	/s/ Todd A. Becker
Todd A. Becker
President and Chief Executive Officer
(Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints Todd A. Becker and Jerry L. Peters as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments (including pre-effective and post-effective amendments) to this registration statement, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Todd A. Becker	President and Chief Executive Officer	February 7, 2014
Todd A. Becker	(Principal Executive Officer) and Director

/s/ Jerry L. Peters	Chief Financial Officer (Principal Financial	February 7, 2014
Jerry L. Peters	Officer and Principal Accounting Officer)

/s/ Wayne B. Hoovestol	Chairman of the Board	February 7, 2014
Wayne B. Hoovestol

/s/ Jim Anderson	Director	February 7, 2014
Jim Anderson

/s/ Jim Barry	Director	February 7, 2014
Jim Barry

/s/ James F. Crowley	Director	February 7, 2014
James F. Crowley

/s/ Gordon F. Glade	Director	February 7, 2014
Gordon F. Glade

/s/ Gary R. Parker	Director	February 7, 2014
Gary R. Parker

/s/ Brian D. Peterson	Director	February 7, 2014
Brian D. Peterson

/s/ Alain Treuer	Director	February 7, 2014
Alain Treuer

Index of Exhibits

Number	Description

5.1	Opinion of Husch Blackwell LLP

23.1	Consent of Husch Blackwell LLP (contained in Exhibit 5.1 hereto)

23.2	Consent of KPMG LLP

24.1	Power of Attorney (contained in the signature page hereto)

99.1	Amendment No. 2 to the 2009 Equity Incentive Plan

4